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                                                                    Exhibit 3.11

                            CERTIFICATE OF FORMATION

                                       OF

                               TA TRAVEL, L.L.C.,

                           A LIMITED LIABILITY COMPANY


FIRST:            The name of the limited liability company is TA Travel, L.L.C.

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

                  IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company for purposes of filing this Certificate of Formation, has executed, signed and acknowledged this Certificate of Formation this 16th day of October, 1997.



                                            /s/ Brent D. Ballard
                                            ------------------------------
                                            Brent D. Ballard (Authorized Person)